EXHIBIT 5

                           McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                           Chicago, Illinois 60606


                                   September 10, 1998


Banc One Corporation
Department OH1-0158
100 East Broad Street
Columbus, Ohio 43271-0158

     Re:  $82,668,000 Investment Option Plan Obligations

Ladies and Gentlemen:

     We have acted as counsel for Banc One Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of $82,668,000 of Investment Option Plan Obligations (the "Plan Obligations"), which may be issued pursuant to the Banc One Corporation Investment Option Plan (the "Plan").

     We have examined or considered:

          1.  A copy of the Company's Amended Articles of Incorporation.

          2.  The Code of Regulations of the Company.

          3. Telephonic confirmation of the Secretary of State of Ohio, as of a recent date, as to the good standing of the Company in that state.

          4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

          5.   A copy of the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

          (b) The Plan Obligations when issued and delivered as contemplated by the Registration Statement and the Plan, will be duly authorized and will constitute valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ McDermott, Will & Emery

                              McDermott, Will & Emery
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